Exhibit 10.1

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Amendment”) is dated for reference October 1, 2026 between Foldlab AI Ltd. (“Seller”) and iSpecimen Inc. (“Buyer”). Seller and Buyer are referred to together as the “Parties” and individually as a “Party”.

WHEREAS the Parties entered into an Asset Purchase Agreement on or about September 4, 2026 (the “Asset Purchase Agreement”) for the purchase and sale of certain assets and related intellectual-property rights comprising the Disease-Associated Protein Discovery AI Agent and the Disease Trend Prediction and Monitoring AI Model as more particularly described therein, and the Parties now desire to confirm and amend certain terms thereof, as set out in this Amendment.

NOW THEREFORE, the Parties agree as follows:

1.	Unless otherwise defined herein, all capitalized terms used herein shall have the meaning ascribed to them in the Asset Purchase Agreement.

2.	The Parties hereby confirm that the Execution Date of the Asset Purchase Agreement is September 4, 2026, and the text “[*], 2026” first appearing on page 1 thereof shall be replaced with the date “September 4, 2026”.

3.	The Parties hereby confirm that the Stock Consideration will not be held in escrow under an escrow agreement, but will be issued and registered in restricted book-entry form in the name of Foldlab AI Ltd. Accordingly, the Parties hereby amend the Asset Purchase Agreement as follows:

(a)	in Section 2.2 the third sentence shall be deleted and replaced with the following:

“The Stock Consideration is the number of whole shares of Buyer’s Common Stock equal to $2,500,000 divided by the VWAP, rounded down to the nearest whole share, issued at Closing and registered in restricted book-entry form in the name of Foldlab AI Ltd., subject to the five-year trading restriction, lock-up and no-leak-out restrictions in Section 2.4 and Exhibit F.”

(b)	in Subsection 2.2(b), the words “escrow hold” on the last line thereof shall be replaced with the words “share hold”;

(c)	in Subsection 2.2(c), the words “escrow hold” on the last line thereof shall be replaced with the words “share hold”;

(d)	Section 2.4 shall be deleted and replaced with the following:

“2.4 Stock Consideration; Voting Rights.
At Closing, Buyer shall issue and register the Stock Consideration in restricted book-entry form in the name of Foldlab AI Ltd., consisting of the number of whole shares of Common Stock equal to $2,500,000 divided by the VWAP and rounded down to the nearest whole share. Buyer may, in its discretion and in compliance with applicable Law, pay cash in lieu of any fractional-share amount or use another legally compliant method to account for it, without increasing the aggregate Purchase Price. The Payment Shares shall remain subject to a five-year trading restriction and lock-up beginning on the Closing Date, with no leak-out. The calculation and the restrictions applicable to the Stock Consideration shall be equitably adjusted for any stock split, reverse split, reclassification, recapitalization, merger, consolidation or similar event affecting the Common Stock. Upon the fifth anniversary of the Closing Date, Buyer shall deliver a written instruction to its transfer agent to remove the trading restriction and lock-up legend from the Payment Shares, other than any Payment Shares held under Section 12.4, and the Securities Act legends shall be removed when permitted under Rule 144 or another available exemption, on delivery of customary representations and, if required by the transfer agent, an opinion of counsel. Voting rights, dividend treatment and proxy mechanics shall be governed by the Voting Rights Agreement in Exhibit F.”

(e)	Subsection 4.5(c) shall be deleted and replaced with the following:

“(c) When issued at Closing in accordance with this Agreement and applicable approvals, the Stock Consideration will be duly authorized, validly issued, fully paid and nonassessable, subject to the trading restrictions, lock-up, legend, no-leak-out and transfer restrictions in Exhibit F and the private-placement exemption selected by Buyer on advice of securities counsel. Buyer has authority to issue the Stock Consideration and to instruct its transfer agent to issue, register, legend, restrict and hold the Stock Consideration in accordance with this Agreement, applicable Law and the applicable transaction documents.”

(f)	in Section 7.4, the first sentence shall be deleted and replaced with the following:

“The representations, warranties, covenants, indemnities and payment obligations of the Parties survive Closing for the periods stated in Section 11.12 and Section 12.1.”

(g)	Subsection 8.2(d) shall be deleted and replaced with the following:

“(d) Closing Deliverables. Buyer has delivered or is ready, willing and able to deliver the $750,000 portion of the Cash Consideration at Closing, issue and register the Stock Consideration in restricted book-entry form, perform the testing and acceptance procedures described in Section 2.3 and Exhibit C, and deliver the Milestone Payments when due under Section 2.3, together with its officer’s certificate, the Voting Rights Agreement and all other documents required under Section 9.3.”

(h)	Subsection 9.3(d) shall be deleted and replaced with the following:

“(d) Buyer shall issue and register the Stock Consideration under Section 2.4, using the share calculation specified in Section 2.4, subject to the five-year lock-up and no-leak-out restrictions;”

(i)	Subsection 9.3(e) shall be deleted and replaced with the words “Intentionally deleted”;

(j)	in Section 10.2, the words “escrow hold” on the last line thereof shall be replaced with the words “share hold”;

(k)	in Section 11.9, the words “the Escrow Agent or” shall be deleted;

(l)	in Section 11.12, the second sentence shall be deleted and replaced with the following:

“Covenants survive according to their terms; milestone obligations survive until final acceptance or rejection and final resolution of any timely claim; and the trading restriction, lock-up, no-leak-out and voting obligations survive for five (5) years and through final resolution of any claim asserted during such period.”

(m)	in Section 11.13, on the second line thereof, the words “escrow release restrictions” shall be deleted;

(n)	in Section 11.14, on the third line thereof, “Escrowed Shares” shall be replaced with “Payment Shares” and on the fifth line thereof the words “escrow enforcement” shall be replaced with the words “share hold”;

(o)	in Section 11.15, the word “escrow” shall be deleted from the last sentence thereof;

(p)	in Section 11.17, on the third line thereof, the word “escrow” shall be replaced with the words “trading restrictions”;

(q)	in Section 12.3, on the third line thereof, the words “or escrow release date” shall be deleted and on the last line thereof the words “relief, setoff or an escrow hold” shall be replaced with the words “relief, setoff or a share hold under Section 12.4”;

(r)	Section 12.4 shall be deleted and replaced with the following:

“12.4 Setoff; Share Hold.

Buyer may withhold, defer or set off any amount reasonably determined in good faith to be owed by Seller or an indemnifying party against any unpaid Milestone Payment, Transition Services fee or other amount payable by Buyer, after giving notice describing the basis and amount. Buyer may also, by written notice to Seller and its transfer agent, require that the trading restriction and lock-up legend remain on the number of Payment Shares reasonably related to any claim asserted before the fifth anniversary of the Closing Date until that claim is finally resolved, and, after a written agreement or final non-appealable determination establishing a covered Loss, cancel or require the return of Payment Shares having a value (based on the VWAP) equal to that Loss. Any cancellation or return of Payment Shares must be effected through that written agreement or final determination; no automatic forfeiture applies. No setoff or share hold may exceed the amount reasonably related to the asserted Loss, and a setoff or share hold does not waive any claim.”

(s)	in Section 12.6, on the second line thereof, the words “escrow enforcement” shall be replaced with the words “share hold”;

(t)	in Annex I – Definitions,

(i)	the definitions of “Escrow Agent” and “Escrow Agreement” shall be deleted;

(ii)	the definitions of “Stock Consideration” and “Escrowed Shares” shall be deleted and replaced with the following:

“Stock Consideration” means the number of whole shares of Buyer’s Common Stock issued at Closing and registered in restricted book-entry form, equal to $2,500,000 divided by the VWAP and rounded down to the nearest whole share. Buyer may, in its discretion and in compliance with applicable Law, pay cash in lieu of any fractional-share amount or use another legally compliant method to account for it, without increasing the aggregate Purchase Price. “Payment Shares” means the Stock Consideration and refers in the Voting Rights Agreement to those same shares, together with all split shares and replacement securities attributable to them, all subject to the five-year trading restriction, lock-up, no-leak-out and voting-rights restrictions.

(iii)	in the definition of “Voting Rights Agreement”, “Escrowed Shares” shall be replaced with “Payment Shares”;

(u)	in Exhibit C, Schedule C-3 – Testing, Acceptance and Cure Procedure, the words “escrow hold” on the last line thereof shall be replaced with the words “share hold”;

(v)	Exhibit E – Form of Escrow Agreement shall be deleted and replaced with the words “Intentionally deleted”; and

(w)	Exhibit F – Form of Voting Rights Agreement shall be superseded by the Voting Rights Agreement in the form executed by the Parties at Closing, which reflects the absence of an escrow agreement and the issuance and registration of the Stock Consideration in restricted book-entry form.

4.	In Section 11.2 of the Asset Purchase Agreement,

(a)	the Seller’s address and contact person shall be deleted and replaced with:

“Foldlab AI Ltd.
2500 – 700 West Georgia St. Vancouver, British Columbia
V7Y 1B3 CANADA
Attention: Jacob Shao, Director
E-mail: jacob.z.shao@gmail.com” ; and

(b)	the Buyer’s address and contact person shall be deleted and replaced with:

“iSpecimen Inc.
8 Cabot Road, Suite 1800
Woburn, MA 01801 USA
Attention: Shahin Behroyan, Chief Executive Officer
Email: sbehroyan@ispecimen.com”

5.	Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Asset Purchase Agreement, including all annexes, exhibits and attachments thereto, shall remain in full force and effect in accordance with their respective terms.

6.	This Amendment and the legal relations among the Parties are governed by Delaware law, without regard to conflict-of-law rules.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the dates set out below.

SELLER: Foldlab AI Ltd.			BUYER: iSpecimen Inc.

By:			By:
	Name:	Zhengkang (Jacob) Shao		Name:	Shahin Behroyan
	Title:	Director		Title:	Chief Executive Officer

Date:			Date: